      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2001
                                                             FILE NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                  IBASIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   04-3332534
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                     20 SECOND AVENUE, BURLINGTON, MA 01803
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                          ----------------------------

     OPTIONS ASSUMED BY IBASIS, INC. IN CONNECTION WITH THE ACQUISITION OF PRICEINTERACTIVE, INC., ORIGINALLY GRANTED UNDER THE PRICEINTERACTIVE, INC.
                              STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                          ----------------------------

                                   OFER GNEEZY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  iBasis, Inc.
                                20 Second Avenue
                              Burlington, MA 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 505-7500
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                          ----------------------------

                                   COPIES TO:

                             JOHAN V. BRIGHAM, ESQ.
                             MATHEW J. CUSHING, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                AMOUNT            MAXIMUM            MAXIMUM                AMOUNT OF
                 TITLE OF                        TO BE         OFFERING PRICE       AGGREGATE             REGISTRATION
       SECURITIES TO BE REGISTERED            REGISTERED        PER SHARE (1)    OFFERING PRICE (1)            FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share,
to be issued under the PriceInteractive
Stock Incentive Plan....................         111,290           $0.85           $94,596.50                $23.65
                                                 370,937           $1.60          $593,499.20               $148.37
                                                 204,918           $2.13          $436,475.34               $109.12
                                                 137,332           $5.02          $689,406.64               $172.35
                                                  40,035           $5.13          $205,379.55                $51.34
                                                  36,088           $5.89          $212,558.32                $53.14

Total                                            900,600                        $2,231,915.55               $557.98
-----------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum exercise price of the shares subject to outstanding options issued under the PriceInteractive Stock Incentive Plan and assumed by the Registrant. Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We incorporate by reference the following documents filed by us with the Securities and Exchange Commission:


                                                                                      PERIOD OR DATE
                                                                                      --------------
The description of our common stock contained in our registration statement filed with the SEC under Section 12(g) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such
description ....................................................................      Filed August 24, 1999


Annual Report on Form 10-K......................................................      Fiscal Year ended December 31,
                                                                                      2000

Current Report on Form 8-K......................................................      Filed February 26, 2001


     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS OR COUNSEL

     As of February 26, 2001, attorneys at Bingham Dana LLP, counsel to iBasis, owned 18,249 shares of iBasis common stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits
3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of iBasis and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

     We intend to maintain insurance for the benefit of our directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

    4.1     Specimen Certificate for shares of the Registrant's common stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

    4.5     PriceInteractive, Inc. Stock Incentive Plan assumed by the Registrant.

    5       Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

   23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

   23.2     Consent of Arthur Andersen LLP.

   24       Power of Attorney (included in signature page to Registration Statement).


ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "SECURITIES ACT"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 13th day of March, 2001.

                                    IBASIS, INC.


                                    By:  /s/ Ofer Gneezy
                                        -------------------------------------
                                        Ofer Gneezy
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Ofer Gneezy, Gordon J. VanderBrug and Michael J. Hughes, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments to this Registration Statement on Form S-8 including post-effective amendments necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    SIGNATURE                                                          TITLE                           DATE
 /s/ Ofer Gneezy                                       President, Chief Executive Officer         March 13, 2001
--------------------------------------------           and Director (Principal Executive
    Ofer Gneezy                                        Officer)

 /s/ Michael J. Hughes                                 Vice President, Finance and Chief          March 13, 2001
--------------------------------------------           Financial Officer (Principal
     Michael J. Hughes                                 Financial and Accounting Officer)

 /s/ Gordon J. VanderBrug
--------------------------------------------           Executive Vice President and Director      March 13, 2001
    Gordon J. VanderBrug

 /s/ Daniel J. Price
--------------------------------------------           Director                                   March 13, 2001
    Daniel J. Price

 /s/ John Jarve
--------------------------------------------           Director                                   March 13, 2001
    John Jarve


--------------------------------------------           Director
    Charles N. Corfield

 /s/ Charles M. Skibo
--------------------------------------------           Director                                   March 13, 2001
    Charles M. Skibo

--------------------------------------------           Director
    Carl Redfield

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                      DESCRIPTION
   4.1      Specimen Certificate for shares of the Registrant's common stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

   4.5      PriceInteractive, Inc. Stock Incentive Plan assumed by the Registrant.

    5       Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

   23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

   23.2     Consent of Arthur Andersen LLP.

    24      Power of Attorney (included in signature page to Registration Statement).